Exhibit 99.1

Discovery Holding Company

Admission Ticket

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on <<MONTH>> <<DAY>>, 2008.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/**tickersymbol
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 through 6.

Proposal	For	Against	Abstain
1. Merger Proposal: To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 4, 2008.	☐	☐	☐
2. Preferred Stock Issuance Proposal: To consider and vote upon a proposal to issue New Discovery Series A and Series C convertible preferred stock to Advance/Newhouse Programming Partnership.	☐	☐	☐
3. Authorized Stock Proposal: To consider and vote upon a proposal to increase the number of shares of common stock and preferred stock which New Discovery will have authority to issue.	☐	☐	☐
4. Incentive Plan Proposal: To consider and vote upon a proposal to increase the number of shares of common stock with respect to which awards may be granted under the Discovery Holding Company 2005 Incentive Plan.	☐	☐	☐

5. Election of Directors Proposal: Election of Class III Directors to serve on the board of directors until the 2011 Annual Meeting of stockholders or until their successors are elected:

Nominee	For	Withhold
01 - John C Malone	☐	☐
02 - Robert R Bennett	☐	☐

Proposal	For	Against	Abstain
6. Auditor Ratification Proposal: To consider and vote upon a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Annual Report
Mark the box to the right if you would like to stop receiving an Annual Report. ☐

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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<STOCK#> 00XX9B

Admission Ticket Notice of 2008 Annual Meeting MONTH DAY, 2008, TIME a.m. Local Time LOCATION ADDRESS ADDRESS Discovery Holding Company’s Annual Meeting will be held at TIME a.m. local time on MONTH DAY, 2008 at the LOCATION. If you plan to attend the Annual Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest. Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy — Discovery Holding Company THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Christopher W. Shean and Charles Y. Tanabe with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Common Stock of Discovery Holding Company, held by the undersigned at the Annual Meeting of shareholders to be held on MONTH DAY, 2008, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORD WITH THE DIRECTORS’ RECOMMENDATIONS OF THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER. PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO DISCOVERY HOLDING COMPANY, C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)